Exhibit 32.1

Section 1350
CERTIFICATION

The undersigned officer hereby certifies that, to his knowledge, (1) the Quarterly Report on Form 10-Q of COMFORCE Corporation for the quarter ended June 27, 2010 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of COMFORCE Corporation.

Signed August 5, 2010.

/s/ John C. Fanning
John C. Fanning
Chairman and Chief Executive Officer